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     United States            Rural                    Washington
     Department               Electrification          D.C.
     of Agriculture           Administration           20250


                                                                   26 Aug 1993




Mr. Tom D. Kilgore
President and Chief Executive Officer
Oglethorpe Power Corporation
P.O. Box 1349
Tucker, Georgia  30085-1349


Dear Mr. Kilgore:

We are pleased to advise you that the United States of America (the "Government"), acting through the Administrator of the Rural Electrification Administration ("REA"), hereby consents, subject to the conditions set forth below, to a Type II Pollution Control accommodation of the Government's mortgage lien to Trust Company Bank ("Trustee") in its capacity as trustee under three Trust Indentures. This lien accommodation will provide security for up to an aggregate principal amount of $214,605,000 plus interest on long-term financing in connection with the sale of the Development Authority of Appling County, Georgia (the "Appling Development Authority"), fixed-rate Pollution Control Revenue Bonds, Series 1993 (the "1993 Appling Bonds"); the Development
Authority of Burke County, Georgia (the "Burke Development Authority"), fixed-rate Pollution Control Revenue Bonds, Series 1993B (the "1993B Burke Bonds"); and the Development Authority of Heard County, Georgia (the "Heard Development Authority"), fixed-rate Pollution Control Revenue Bonds, Series
1993 (the "1993 Heard Bonds") (collectively, the "1993 Refunding Bonds").

The proceeds of the sale of the 1993 Refunding Bonds, together with certain other funds to be provided by Oglethorpe Power Corporation ("Oglethorpe") and other available moneys, are to be used to pay the principal of, redemption, premium and interest on the following issues of fixed rate Pollution Control Revenue Bonds:

     1. The Appling Development Authority, Series 1978, which mature on January 1 in the years 1994, 1995, 1996, 1997, 1998, 1999 and 2009
          (the "1978 Appling Bonds").

     2. The Appling Development Authority, Series 1984, which mature on January 1 in the years 1994, 1995, 1996, 1997, 1998, 1999, 2000, 2004,
          2010, and 2013 (the "1984 Appling Bonds").



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Mr. Tom D. Kilgore

     3. The Burke Development Authority, Series 1984, which mature on January 1 in the years 1994, 1995, 1996, and 1997 (the "1984 Burke Bonds").

     4. The Burke Development Authority, Series 1984B, which mature on January 1 in the years 1994, 1995, 1996, 1997, 1998, 1999, 2000, 2004, and
          2010 (the "1984B Burke Bonds").

     5. The Heard Development Authority, Series 1978, which mature on January 1 in the years 1994, 1995, 1996, 1997, 1998, 1999, and 2009 (the "1978
          Heard Bonds").

The 1993 Refunding Bonds are intended to be redeemed on January 3, 1994.

REA understands that:

     1. The following documents will be used to effectuate the sale of the 1993 Refunding Bonds:

          a. Trust Indenture between the Appling Development Authority and Trust Company Bank, as trustee, dated as of October 1, 1993;

          b. Trust Indenture between the Burke Development Authority and Trust Company Bank, as trustee, dated as of October 1, 1993;

          c. Trust Indenture between the Heard Development Authority and Trust Company Bank, as trustee, dated as of October 1, 1993;

          d. Loan Agreement between the Appling Development Authority and Oglethorpe, dated as of October 1, 1993;

          e. Loan Agreement between the Burke Development Authority and Oglethorpe, dated as of October 1, 1993;

          f. Loan Agreement between the Heard Development Authority and Oglethorpe, dated as of October 1, 1993;

          g. Purchase Contract between Smith Barney Shearson Inc. ("Smith Barney") and the Appling Development Authority, dated the date of the sale of the 1993 Refunding Bonds;

          h. Purchase Contract between Smith Barney and the Burke Development Authority, dated the date of the sale of the 1993 Refunding Bonds;



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Mr. Tom D. Kilgore


          i. Purchase Contract between Smith Barney and the Heard Development Authority, dated the date of the sale of the 1993 Refunding Bonds;

          j. Letter of Representation from Oglethorpe to Smith Barney and the Appling Development Authority, dated the date of the sale of the 1993 Refunding Bonds;

          k. Letter of Representation from Oglethorpe to Smith Barney and the Burke Development Authority, dated the date of the sale of the 1993 Refunding Bonds;

          l. Letter of Representation from Oglethorpe to Smith Barney and the Heard Development Authority, dated the date of the sale of the 1993 Refunding Bonds;

          m. 1993 Note from Oglethorpe to the Trustee as assignee and pledgee of the Appling Development Authority, dated as of October 1, 1993 (the "1993 Appling Note");

          n. 1993B Note from Oglethorpe to the Trustee as assignee and pledgee of the Burke Development Authority, dated as of October 1, 1993 (the "1993B Burke Note"); and

          o. 1993 Note from Oglethorpe to the Trustee as assignee and pledgee of the Heard Development Authority, dated as of October 1, 1993 (the "1993 Heard Note").

     (The above listed documents, as executed and delivered and as the same may hereafter be substituted, amended or supplemented, shall hereinafter collectively be referred to as the "Financing Documents".)

     2. The following document will be used to secure the 1993 Appling Note, the 1993B Burke Note and the 1993 Heard Note:

               Consolidated Mortgage and Security Agreement (hereinafter called the "Mortgage"), dated as of October 1, 1993, made by and among Oglethorpe, as Mortgagor, and the Government, the National Bank for Cooperatives, Credit Suisse, acting by and through its New York Branch, and Trust Company Bank, as trustee under the bond indentures referenced therein, as Mortgagees.

The Government, acting through the Administrator of the REA (the
"Administrator"), hereby also consents, subject to the conditions set forth below, to the pollution control financing

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Mr. Tom D. Kilgore


transaction described in the Financing Documents and to the execution, delivery and performance by Oglethorpe of those Financing Documents to which it is a party.

The effectiveness of REA's approvals set forth herein are hereby made subject to the following conditions:

     1. That each of the Financing Documents are executed and delivered with only such changes from the drafts of those documents indicated on Enclosure 1 as REA may approve, and which approval shall be evidenced by the delivery by REA of a written consent to the execution and delivery of the 1993 Appling Note, 1993B Burke Note and the 1993 Heard Note;

     2. That Oglethorpe provides to REA such legal opinions as the Administrator may desire; and

     3. That Oglethorpe provides to REA certified board resolutions authorizing the execution, delivery and performance of each of the Financing Documents to which Oglethorpe is a party.

REA's approvals set forth herein are also made subject to the condition that Oglethorpe accept the following provisions, which provisions shall amend and supplement that certain Amended and Consolidated Loan Contract, dated as of June 1, 1984, between Oglethorpe and the Government, as heretofore amended and supplemented (the "REA Loan Contract"):

     1. Oglethorpe agrees that all provisions of the REA Loan Contract shall be applicable to the pollution control bond financing transaction described in the Financing Documents, except to the extent that the Administrator determines such provisions to be inapplicable;

     2. Oglethorpe agrees that it will not, without the prior written approval of the Administrator, enter into or consent to any amendment or supplement to, or any assignment, modification or waiver of, any of the Financing Documents;

     3. Oglethorpe shall comply with all of the material terms, obligations and conditions of the Financing Documents and shall not permit there to exist any default or event of default on its part under any of the Financing Documents;

     4. Oglethorpe shall, as soon as practicable, after it has actual notice of the following events, inform the Administrator of such event and shall, if the Administrator so requests, provide information concerning such event in form and substance satisfactory to the
          Administrator:



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Mr. Tom D. Kilgore

          a. That a default or event of default has occurred under any of the Financing Documents;

          b. That a default or event of default under any of the Financing Documents has been cured;

          c. That Oglethorpe has been called upon to protect, indemnify or otherwise hold harmless any person or entity pursuant to any of the Financing Documents; and

          d. That any of the Financing Documents have been terminated or partially terminated, amended or assigned.

     5. Oglethorpe shall not request reimbursement from either insured or guaranteed loan funds of the general fund expenditures made by Oglethorpe for fees and expenses for which Oglethorpe is obligated under any of the Financing Documents and for which REA approval is herein given;

     6. Oglethorpe will, by March 31, 1994, provide REA with a report on the amount of the 1993 Refunding Bonds sold, the interest rate, the level of the Debt Service Reserve Fund, and certification that the 1978 and 1984 Appling Bonds, the 1984 and 1984B Burke Bonds, and the 1978 Heard Bonds have been redeemed;

     7. Oglethorpe will provide REA, as an attachment to its year-ending REA Form 12 Operating Report - Financial, an annual report relative to the amount of the 1993 Refunding Bonds outstanding; and

     8. Oglethorpe agrees that the information contained in any Preliminary Offering Statement and any Offering Statement used in connection with the sale of the Refunding Bonds shall be correct in all material respects and shall not contain any untrue statement of material fact necessary to make the statements made therein not misleading;

     9. Oglethorpe hereby reaffirms its obligation to consider and negotiate in good faith with the REA appropriate additional or alternative financial coverage ratios to be incorporated into Oglethorpe's mortgage or the REA Loan Contract (as the REA may determine).

If the date of Closing (as such term is defined in the Purchase Contract) does not occur on or prior to March 31, 1994, then the approvals set forth herein shall expire.



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Mr. Tom D. Kilgore


Oglethorpe's execution and return of the second copy of this letter shall constitute its acknowledgement and acceptance of the provisions and conditions of this letter as amendments to the REA Loan Contract.

Within 90 days of Closing (as such term is defined in the Purchase Contract), please promptly furnish us with three complete bound volumes containing all documents, certificates, opinions, exhibits and schedules executed or delivered in connection with the transaction described in the Financing Documents. One volume should contain executed copies of the documents; the other two volumes may contain conformed copies.

Copies of this letter are being sent to Trust Company Bank and to Mr. J. Calvin Earwood, Chairman of the Board of Oglethorpe.

Sincerely,


/s/ James B. Huff, Sr.

JAMES B. HUFF, SR.
Administrator

Enclosure


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                                   ENCLOSURE I


DRAFT FINANCING DOCUMENTS TO BE EXECUTED AND DELIVERED TO REA AS PART OF THE SALE OF THE FOLLOWING FIXED-RATE POLLUTION CONTROL REVENUE BONDS: APPLING COUNTY DEVELOPMENT AUTHORITY, SERIES 1993; BURKE COUNTY DEVELOPMENT AUTHORITY, SERIES 1993B; AND HEARD COUNTY DEVELOPMENT AUTHORITY, SERIES 1993 (COLLECTIVELY, THE "1993 REFUNDING BONDS") AS SUCH FINANCING DOCUMENTS ARE REFERENCED AND INCORPORATED IN THE ADMINISTRATOR'S LETTER APPROVING THE SALE OF THE 1993 REFUNDING BONDS.


1.   Trust Indenture - 1993 Appling Bonds, draft dated May 26, 1993

2.   Trust Indenture - 1993B Burke Bonds, draft dated May 26, 1993

3.   Trust Indenture - 1993 Heard Bonds, draft dated May 26, 1993

4.   Loan Agreement - 1993 Appling Bonds, draft dated May 26, 1993

5.   Loan Agreement - 1993B Burke Bonds, draft dated May 26, 1993

6.   Loan Agreement - 1993 Heard Bonds, draft dated May 26, 1993

7.   1993 Appling Note, draft dated May 26, 1993

8.   1993B Burke Note, draft dated May 26, 1993

9.   1993 Heard Note, draft dated May 26, 1993

10.  Purchase Contract - 1993 Appling Bonds, draft dated April 30, 1993

11.  Purchase Contract - 1993B Burke Bonds, draft dated April 30, 1993

12.  Purchase Contract - 1993 Heard Bonds, draft dated April 30, 1993

13.  Letter of Representation - 1993 Appling Bonds, draft dated April 30, 1993

14.  Letter of Representation - 1993B Burke Bonds, draft dated April 30, 1993

15.  Letter of Representation - 1993 Heard Bonds, draft dated April 30, 1993